   As filed with the Securities and Exchange Commission on February 27, 1998
                                                            Registration No.-333
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             _____________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________
                       INTEGRATED CIRCUIT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


PENNSYLVANIA                                            23-2000174
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                        2435 BOULEVARD OF THE GENERALS
                             NORRISTOWN, PA  19403
                                (610) 630-5300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                     ____________________________________

                               STAVRO PRODROMOU
                            CHIEF EXECUTIVE OFFICER
                       INTEGRATED CIRCUIT SYSTEMS, INC.
                        2435 BOULEVARD OF THE GENERALS
                             NORRISTOWN, PA  19403
                                (610) 630-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                      __________________________________
                                  Copies to:
                              DAVID R. KING, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                             2000 ONE LOGAN SQUARE
                            PHILADELPHIA, PA  19103
                                (215) 963-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                      __________________________________
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
 TITLE OF EACH CLASS OF                        PROPOSED              PROPOSED
 SECURITIES TO BE          AMOUNT TO BE    MAXIMUM OFFERING     MAXIMUM AGGREGATE       AMOUNT OF
 REGISTERED                 REGISTERED    PRICE PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, no par
value................      608,504 shares      $31.375            $19,091,813               $5,632
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sales price reported for such security by the Nasdaq National Market on February 24, 1998.

                         ------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998

PROSPECTUS                    608,504 SHARES


                       INTEGRATED CIRCUIT SYSTEMS, INC.

                                 COMMON STOCK
                     ____________________________________


   This Prospectus, as appropriately amended or supplemented, relates to the offer and sale (the "Offering") from time to time by each of the shareholders listed under the caption "Selling Shareholders" (the "Selling Shareholders") of up to 608,504 shares of Common Stock, no par value (the "Common Stock" or the "Shares"), of Integrated Circuit Systems, Inc. ("ICS" or the "Company"). This Offering is made pursuant to the fulfillment by the Company of its contractual obligation to the Selling Shareholders to register shares of Common Stock held by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. The Company has agreed to bear all of the expenses of the registration of the Shares, but all underwriting discounts or commissions relating the sale of the Shares incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "Plan of Distribution."

   The Shares may be offered by the Selling Shareholders from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To the extent required, the specific amount of Common Stock to be sold, the purchase price and public offering price, the names of any resale agents, dealers or underwriters, and the terms and amount of any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement and/or post-effective amendment to the Registration Statement of which this Prospectus constitutes a part.

   The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or profit received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Common Stock is traded on the Nasdaq National Market under the symbol "ICST." On February 24, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $31.50 per share.

   FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" ON BEGINNING ON PAGE 5.
                            ______________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 27, 1998.

                             AVAILABLE INFORMATION

   The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material also may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together will all exhibits and schedules thereto, referred to as this "Registration Statement") filed by the Company with the Commission under the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents of the Company filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (a)  The Company's Annual Report on Form 10-K for the fiscal year
   ended June 28, 1997 filed with the   Commission on September 8, 1997.

          (b) The Company's Quarterly Report on Form 10-Q for the interim period ended September 27, 1997 filed with the Commission on November 12, 1997.

          (c) The Company's Quarterly Report on Form 10-Q for the interim period ended December 27, 1997, filed with the Commission on February 9, 1998, as amended on February 13, 1998.

          (d) The description of the Company's shares of Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 21, 1991, registering the Common Stock under the Exchange Act.

   In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Hock E. Tan, Chief Financial Officer, Integrated Circuit Systems, Inc., 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403, telephone (610) 630-5302.

                                  THE COMPANY

   Integrated Circuit Systems, Inc. (the "Company") was incorporated in Pennsylvania in 1976, and began by designing and marketing custom application specific integrated circuits ("ASICs") for various industrial customers. In particular, the Company developed expertise in designing ASICs which combined both analog and digital (or "mixed-signal") technology. By 1988, the Company had adopted a strategy of developing proprietary integrated circuits ("ICs") to capitalize on its complex mixed-signal design technology and entered the market for frequency timing generators ("FTGs") which provide the timing signals or "clocks" necessary to synchronize high performance electronic systems. FTGs replaced the multiple crystal oscillators and other peripheral circuitry previously used to generate and synchronize timing signals, thus providing savings in board space, power consumption and cost. The Company's FTG products were initially used in video graphics applications in personal computers ("PCs"), but subsequently expanded to include motherboards and PC peripheral devices such as disk drives, audio cards and laser printers. More recently, the Company has further extended the use of its mixed-signal expertise to develop products for data communication applications. The Company currently considers its various design, manufacture and marketing activities to be a single industry segment.

   The Company's initial public offering of Common Stock occurred in June 1991, at which time the Company's Common Stock commenced trading on the Nasdaq National Market under the symbol "ICST".

   The principal executive offices of the Company are located at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403, telephone (610) 630-5300.

                          FORWARD-LOOKING STATEMENTS

   The statements contained or incorporated by reference in this Prospectus that are not historical facts or statements of current condition are forward-looking statements. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "forecasts," "estimates," "plans," "continues," "may," "will," "should," "anticipates" or "intends," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy or intentions. These forward-looking statements, such as statements regarding anticipated future new product introductions, revenues, capital expenditures, acquisitions, management and production activities, and other statements regarding matters that are not historical facts, involve predictions. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect the Company's results, performance or achievements include, but are not limited to, the "Risk Factors" set forth below, and general economic conditions, including economic conditions related to the semiconductor and PC industries. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to reflect future events or developments.


                                 RISK FACTORS

   An investment in the Common Stock of the Company offered hereby involves substantial risks and uncertainties. In addition to general investment risks and those factors set forth elsewhere in this Prospectus (including "Forward-Looking Statements" above) or incorporated by reference herein, prospective investors should carefully consider, among other things, the risk factors set forth below.

DEPENDENCE ON CONTINUOUS INTRODUCTION OF NEW PRODUCTS BASED ON THE LATEST TECHNOLOGY

   The markets for the Company's products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. Product life cycles are continually becoming shorter, which causes the gross margins of semiconductor products to decline precipitously as the next generation of competitive products (which are often faster, smaller and more technologically sophisticated) are introduced. Because of this almost inevitable product obsolescence and declining margins, the Company's future success is highly dependent upon its ability to continually develop new products using the latest and most cost-effective technologies, introduce them in commercial quantities to the marketplace ahead of the competition and have them selected for inclusion in products of leading systems manufacturers. There can be no assurance that the Company will be able to regularly develop and introduce such new products on a timely basis or that products developed by the Company, including recently introduced products, will be selected by systems manufacturers for incorporation into their products. The Company's failure to develop such new products, or to have its products available in commercial quantities ahead of competitive products and selected for inclusion in products of systems manufacturers, would have a material adverse effect on the Company's results of operations and financial condition.

INTENSELY COMPETITIVE INDUSTRY

   The semiconductor and PC component industries are intensely competitive. The Company's ability to compete depends highly on elements outside the Company's control, such as general economic conditions affecting the semiconductor and PC industries and the introduction of new products and technologies by competitors. Most of the Company's competitors and potential competitors have significantly greater financial, technical, manufacturing and marketing resources than the Company. These competitors include major multinational corporations possessing worldwide wafer fabrication and integrated circuit production facilities and diverse, established product lines. Competitors also include emerging companies attempting to obtain a share of the existing market for the Company's current
and proposed products.   To the extent that the Company's products achieve
market acceptance, competitors typically seek to offer competitive products or embark on pricing strategies which, if successful, could have a material adverse effect on the Company's results of operation and financial condition.

   The Company has directed significant resources towards the objective of establishing growth in networking transceiver markets. In order to succeed, the Company may have to displace larger and more established competitors in these markets. There can be no assurance that the Company will be successful in its efforts or that even if market penetration were to be achieved the networking transceiver products would be profitable or that competitive responses would not have a material adverse impact on future profitability.

DEPENDENCE ON FREQUENCY TIMING PRODUCTS

   The Company's frequency timing generator products for use in motherboard and peripheral applications for PCs accounted for approximately 53.7%, 45.6% and 51.5% of the Company's total revenue in fiscal years 1997, 1996 and 1995, respectively. The Company believes that competitors increasingly are becoming second source suppliers of products which could be substituted for certain of the Company's PC video graphics products. Some suppliers of other complementary IC video products, such as video graphics controllers, have begun to integrate the video timing generator function into other products, primarily for lower performance applications. As a result, the Company has experienced, and may continue to experience, downward pricing pressure on and competition in certain of its PC video graphics frequency timing generator products. Future sales may be materially and adversely affected by the availability and sales of these competing products. Additionally, there can be no assurance that the Company will be able to increase revenues in the future relating to its frequency timing generator products.

DEPENDENCE ON PC INDUSTRY

   A substantial portion of the sales of the Company's products depend largely on sales of PCs and peripherals for PCs. The PC industry is subject to extreme price competition, rapid technological change, evolving standards, short product
life cycles and continuous erosion of average selling prices.   Should the PC
market decline or experience slower growth, then a decline in the order rate for the Company's products could occur during a period of inventory correction by PC and peripheral device manufacturers, which could result in a decline in revenue or a slower rate of revenue growth for the Company. A downturn in the PC market could also affect the financial health of some of the Company's customers, which could affect the Company's ability to collect outstanding accounts receivable from such customers. Furthermore, the intense price competition in the PC industry is expected to continue to put pressure on the price of all PC components, including the Company's products, thus reducing profit margins.

   The PC industry also depends upon sales worldwide, and recent economic turmoil in the Pacific Rim will substantially reduce sales of PCs in that geographic area. The ultimate impact on the Company cannot be determined at this time. Similar regional economic crisis, whether in developing or mature markets, could also impact sales of PCs and peripherals for PCs, and thus impact sales of the Company's products.

DEPENDENCE ON OUTSIDE WAFER FOUNDRIES AND ASSEMBLERS

   The Company currently depends entirely upon third party suppliers for the manufacture of the silicon wafers from which its finished circuits are manufactured, and for the assembly of finished integrated circuits from silicon wafers.

   There can be no assurance that the Company will be able to obtain adequate quantities of processed silicon wafers within a reasonable period of time or at commercially reasonable rates, and the semiconductor industry has experienced disruptions from time to time in the supply of processed silicon wafers due to quality or yield problems or capacity limitations. Virtually all of the Company's wafers are manufactured by three outside foundries. If one or more of these foundries are unable or unwilling to produce adequate supplies of processed wafers on a timely basis, it could cause significant delays and expense in locating a new foundry and redesigning circuits to be compatible with the new manufacturer's process and, consequently, could have a material adverse effect on the Company's results of operation and financial condition.

   The Company also relies entirely upon third parties for the assembly of finished integrated circuits from processed silicon wafers. The Company currently relies on four assemblers, two of which produce most of the Company's finished integrated circuits. While the Company believes that there is typically a greater availability of assemblers than silicon wafer foundries, it could none the less incur significant delays and expense if one or more of the assemblers upon which the Company currently relies become unable or unwilling to assemble finished integrated circuits from silicon wafers.

   Two of the foundries that manufacture the silicon wafers from which finished circuits are manufactured, and all of the third parties used by the Company to assemble finished integrated circuits, are located in the Pacific Rim. The Company has typically relied upon production and assembly in this geographic area because of the abundance of third parties performing these services, as well as the geographic proximity to manufacturers of PCs and other equipment in that region that use the Company's products. The impact of the current financial crisis in the Pacific Rim countries on the Company's operations in this area cannot yet be determined. It is possible, among other things, that one or more of the Company's key suppliers could face insolvency or other financial risks due to the economic crisis in that region which would require them to cease operations. This could cause a delay in the Company's production and delivery of commercial quantities of its products, which in turn could materially adversely affect the Company's revenues and financial condition. See "Risks Associated with International Business Activities."

RISKS ASSOCIATED WITH INTERNATIONAL BUSINESS ACTIVITIES

   For the fiscal years 1997, 1996 and 1995, the Company generated approximately 60.3%, 46.8% and 55.1% of its net sales, respectively, from international markets. These sales were generated primarily from the Company's customers in the Pacific Rim region and included sales to foreign corporations, as well as to foreign subsidiaries of U.S. corporations. The Company estimates that in fiscal 1997, approximately one-half of the Company's sales in international markets were to foreign corporations, with the bulk of them being in Taiwan.

   In addition, two of the Company's wafer suppliers and all of the Company's assemblers are located in the Pacific Rim. Several countries in this region have experienced currency devaluation and/or difficulties in financing short-term obligations. There can be no assurance that the effect of this economic crisis on the Company's wafer suppliers will not impact the Company's wafer supply or assembly operations, or that the effect on the Company's customers in that region will not adversely affect both the demand for the Company's products and the collectibility of receivables. See "Dependence on Outside Wafer Foundries and Assemblers."

   The Company's international business activities in general are subject to a variety of potential risks resulting from certain political, economic and other uncertainties including, without limitation, political risks relating to a substantial number of the Company's customers being in Taiwan. Certain aspects of the Company's operations are subject to governmental regulations in the countries in which the Company does business, including those relating to currency conversion and repatriation, taxation of its earnings and earnings of its personnel, and its use of local employees and suppliers. The Company's operations are also subject to the risk of changes in laws and policies in the various jurisdictions in which the Company does business which may impose restrictions on the Company. The Company cannot determine to what extent future operations and earnings of the Company may be effected by new laws, new regulations, changes in or new interpretations of existing laws or regulations or other consequences of doing business outside the U.S.

   The Company's activities outside the U.S. are subject to additional risks associated with fluctuating currency values and exchange rates, hard currency shortages and controls on currency exchange. Additionally, worldwide semiconductor pricing is influenced by currency fluctuations, and the recent devaluation of the currencies of several countries in the Pacific Rim could have a significant impact on the prices of the Company's products if its competitors offer products at significantly lower prices in an effort to maximize cash flows to finance short-term, dollar denominated obligations; such devaluations could also impact the competitive position of the Company's customers in Taiwan and elsewhere, which could impact the Company's sales.

RISKS ASSOCIATED WITH ACQUISITIONS; INTEGRATION OF OPERATIONS.

   An element of the Company's growth strategy has been to pursue strategic acquisitions that expand and complement the Company's business. Acquisitions involve a number of risks inherent in assessing the values, strengths, weaknesses and profitability of acquisition candidates including: adverse short-term effects on the Company's operating results; diversion of management's attention; dependence on retaining key personnel; amortization of acquired intangible assets; and risks associated with unanticipated problems and latent liabilities or contingencies. In addition, the Company's acquisitions of other companies and product lines will require the integration of their operations into those of the Company. There can be no assurance that the Company will be able to identify appropriate acquisition candidates, or successfully integrate acquired operations to realize cost-savings or other synergies, and the failure to do so could have a material adverse effect on the Company's results of operations and financial condition.

VARIABILITY OF QUARTERLY RESULTS

   The Company's quarterly and annual operating results have been subject to substantial fluctuation in the past, and are likely to similarly fluctuate in the future as a result of a wide variety of factors, including competitive pressures on selling prices, timing and cancellation of customer orders, fluctuations in production yields, changes in the mix of products sold, availability of wafer supply, possible disruptions of operations caused new foundries or other vendors, political and economic instability in foreign markets affecting both ultimate customers of the Company's products and the availability of third-party suppliers for the manufacture, assembly and testing of silicon wafers and finished circuits, seasonal patterns of spending and manufacturing inefficiencies associated with the development and start up of new products.

   The Company believes that its future quarterly operating results may also fluctuate as a result of Company-specific factors, including pricing pressures on its more mature FTG components, fluctuating demand for its custom ASIC products, acceptance of the Company's newly introduced products and market acceptance of its customers' products. In addition, the Company is subject to fluctuations in the annual business cycles of its original equipment manufacturer ("OEMs") customers.

DEPENDENCE ON PATENTS, TRADE SECRETS AND PROPRIETARY TECHNOLOGY

   The Company holds several patents as well as copyrights, mask works and trademarks with respect to its various products and expects to continue to file applications for the same in the future as a means of protecting its technology and market position. In addition, the Company seeks to protect its proprietary information and know-how through the use of trade secrets, confidentiality agreements and other security measures. With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection. Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer the Company's products, or that any confidentiality agreements upon which the Company relies to protect its trade secrets and other proprietary information will be adequate to protect the Company's proprietary technology. The occurrence of any such events could have a material adverse effect on the Company's results of operations and financial condition.

   Patents covering a variety of semiconductor designs and processes are held by various companies. The Company has from time to time received, and may in the future receive, communications from third parties claiming that the Company may be infringing certain of such parties' patents and other intellectual property rights. Any infringement claim or other litigation against or by the Company could have a material adverse effect on the Company's results of operations and financial condition.

DEPENDENCE UPON KEY PERSONNEL

   The Company is dependent upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel. The Company believes that its future success in developing marketable products and achieving a competitive position will depend in large part upon whether it can attract and retain skilled personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to successfully develop new and enhanced products and to continue to grow and operate profitably. Furthermore, retention of scientific and engineering personnel in the Company's industry typically requires the Company to present attractive equity incentive packages, which could lead to additional dilution.

   Virtually all of the Company's key engineers worked at other companies or at universities and research institutions before joining the Company. Disputes may arise as to whether technology developed by such engineers while employed by or associated with the Company was first discovered when they were employed by or associated with others in a manner that would give third parties rights to such technology superior to the rights, if any, of the Company. Disputes of this nature have occurred in the past, and are expected to continue to arise in the future, and there can be no assurance that the Company will prevail in any such disputes. To the extent that consultants, vendors or other third parties apply technological information independently developed by them or by others to the Company's proposed products, disputes may also arise as to the proprietary rights to such information, which may not be resolved in favor of the Company.

PRODUCT LIABILITY EXPOSURE AND POTENTIAL UNAVAILABILITY OF INSURANCE

   Certain of the Company's custom IC products are sold into the medical markets for applications which include a blood glucose measurement instrument and hearing aids. In certain cases, the Company has provided or received indemnities with respect to possible third party claims arising from these products. Although the Company believes that exposure to third party claims has been minimized, there can be no assurance that the Company will not be subject to third party claims in these or other applications or that any indemnification or insurance available to the Company will be adequate to protect it from liability. A product liability claim, product recall or other claim, as well as any claims for uninsured liabilities or in excess of insured liabilities, could have a material adverse effect on the Company's results of operations and financial condition.

VOLATILITY OF THE COMPANY'S STOCK PRICE

   Since the initial public offering of the Company's Common Stock in 1991, the market value of the Company's Common Stock has been subject to significant fluctuation. The market price of the Company's Common Stock is likely to continue to be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of the companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Company's Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECTS OF PENNSYLVANIA LAW; POSSIBLE ISSUANCES OF PREFERRED STOCK

   Certain provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
See "Capital Stock--Pennsylvania Anti-takeover Laws".   Furthermore, the
Company's board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of shares of preferred stock, while potentially providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. See "Capital Stock--Preferred Stock".

POTENTIAL DILUTION

   As of February 18, 1998, there were 1,916,213 shares of Common Stock reserved for issuance upon the exercise of outstanding options with a weighted average exercise price of $14.86 per share. To the extent that such options to purchase the Company's Common Stock are exercised, shareholders will experience dilution.

                                USE OF PROCEEDS

   The Company will not receive any of the proceeds from the sale of the shares. All of the proceeds from the sale of the Shares will be received by the Selling Shareholders.

                             SELLING SHAREHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 18, 1998 by each of the Selling Shareholders. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to the shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

   The information included below is based upon information provided by the Selling Shareholders. Because the Selling Shareholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold. See "Plan of Distribution."


                                                                                          Common Stock To Be
                                Common Stock                                          Beneficially Owned as of February
                             Beneficially Owned                                    18, 1998 If All Shares Offered
                         as of February 18, 1998 (1)                                   Hereunder Are Sold (1)
                        ----------------------------                               ------------------------------------
                                                      Shares That May be
         Name               Shares        Percent     Offered Hereunder           Shares               Percent
         ----               ------        -------    --------------------         ------               -------
Christopher Bland /(2)/     224,456         1.8            211,956                12,500                  *
Barry Olsen /(3)/           216,340         1.7            203,804                12,536                  *
Jerry Kiachian              157,248         1.2            157,248                     -                  *
Jan Gazda /(4)/              21,501          *              17,394                 4,107                  *
Diane Roth /(5)/             11,265          *               8,765                 2,500                  *
Jagdeep Bal /(6)              5,595          *               1,613                 3,982                  *
Barbara Wahli /(7)/             356          *                 144                   212                  *
Stephen Jasper /(8)/         20,432          *               5,435                14,997                  *
Steven Aycock /(9)/           6,656          *               1,656                 5,000                  *
Max Keyashian                   489          *                 489                     -                  *

____________
*Less than 1%.

(1) Solely for the purpose of the percentage ownership calculation for each beneficial owner depicted herein, the number of shares of Common Stock deemed outstanding (i) assumes 12,734,554 shares of Common Stock outstanding as of February 18, 1998 and (ii) includes additional shares issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after such date ("presently exercisable options"), as set forth below.

(2) Includes 12,500 shares issuable pursuant to presently exercisable options. Mr. Bland serves as the Company's Vice President of Engineering.

(3) Includes 12,500 shares issuable pursuant to presently exercisable options. Mr. Olsen serves as the Company's Vice President of Marketing.

(4) Includes 4,078 shares issuable pursuant to presently exercisable options.

(5) Includes 2,500 shares issuable pursuant to presently exercisable options.

(6) Includes 2,000 shares issuable pursuant to presently exercisable options.

(7) Includes 212 shares issuable pursuant to presently exercisable options.

(8) Includes 14,997 shares issuable pursuant to presently exercisable options.

(9) Includes 5,000 shares issuable pursuant to presently exercisable options.

                              PLAN OF DISTRIBUTION

   The Shares offered hereby may be sold from time to time by the Selling Shareholders. Such sales may be effected by or for the account of the Selling Shareholders from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers, through broker-dealers acting as agents for the Selling Shareholders, or to broker-dealers acting as agents for the Selling Shareholders, or to broker-dealers who may purchase Shares as principals and thereafter sell the Shares from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by Selling Shareholders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares in amounts to be
negotiated prior to sale.    In addition, any securities covered by this
Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

   The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   Upon the Company's being notified by the Selling Shareholders that any material arrangement has been entered into with a broker or dealer for the sale of Shares pursuant to this Registration Statement through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
(e) where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

   The Shares are listed on the Nasdaq National Market under the symbol "ICST."

   The Company is bearing all costs relating to the registration of the Shares. However, any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Shareholder selling such Shares. In addition, the Selling Shareholders will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.


                                 CAPITAL STOCK

   The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, without par value, and 5,000,000 shares of Preferred Stock, without par value.

PREFERRED STOCK

   No shares of Preferred Stock are currently outstanding. The Company's board of directors has the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any redemption, redemption prices, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by the holders of outstanding shares of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of the Company's Common Stock.

PENNSYLVANIA ANTI-TAKEOVER LAWS

   The Pennsylvania Business Corporation Law of 1988 (the "PBCL") contains a number of statutory "anti-takeover" provisions. One of the PBCL provisions applicable to the Company prohibits, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders beneficially owning more than 20% of the voting power of a public corporation (an "interested shareholder") for a five-year period following the date on which the holder became an interested shareholder. This PBCL provision may discourage open market purchases of a corporation's stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction.

   The PBCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the community in which it is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests.

   In addition to the foregoing provisions, the PBCL contains the several other anti-takeover provisions, identified below, that would have applied to the Company; however, the Company's board of directors has amended the Company's articles of incorporation to opt-out of these anti-takeover provisions. These provisions are: the "control transactions" provision, which permits shareholders in certain change of control transactions to demand payment from a new 20% shareholder of the fair market value of the demanding shareholders' shares; the "control shares" provision, which limits the voting power of shareholders acquiring more than 20%, 33.3% and/or 50% of a corporation's voting stock; and the "disgorgement" provision, which permits a corporation to recover profits resulting from the sale of shares by a shareholder, under certain circumstances, after the shareholder has acquired or expressed an intent to acquire at least 20% of the corporation's voting shares.

    The Company's Bylaws may also discourage takeover attempts by (i) prohibiting shareholders from calling a special meeting of the Company's shareholders, (ii) requiring the unanimous consent of shareholders for action by written consent, and (iii) prohibiting, with certain exceptions, a shareholder nominee from being elected a director of the Company unless the name of the nominee, and certain information relating to the nominee, is filed with the Secretary of the Company not less than 50 days nor more than 75 days prior to any meeting of the shareholders called for the election of directors.

                                 LEGAL MATTERS

   The validity of the issuance of the Shares offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

   The financial statements and schedules of Integrated Circuit Systems, Inc. as of June 28, 1997 and June 29, 1996, and for each of the years in the three-year period ended June 28, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick, LLP independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

  NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSONS TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ______________


                               TABLE OF CONTENTS

                                                                       PAGE
Available Information................................................   3
Incorporation of Certain Documents by Reference......................   3
The Company..........................................................   4
Forward-Looking Statements...........................................   5
Risk Factors.........................................................   5
Use of Proceeds......................................................   9
Selling Shareholders.................................................  10
Plan of Distribution.................................................  11
Capital Stock........................................................  11
Legal Matters........................................................  12
Experts..............................................................  12


                                608,504 SHARES


                       INTEGRATED CIRCUIT SYSTEMS, INC.


                                 COMMON STOCK


                               _________________

                                  PROSPECTUS
                               _________________


                               FEBRUARY 27, 1998

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee) are estimated.

SEC Registration Fee.........................................   $ 5,632
                                                                -------
Legal Fees and Expenses......................................    30,000
                                                                -------
Accounting Fees and Expenses.................................     4,000
                                                                -------

Total........................................................   $39,632
                                                                =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The Company is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article 23 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the PBCL.

Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 23 of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

Article 23 of the Company's Bylaws provides that the Company shall indemnify to the fullest extent permitted by Pennsylvania law any director or officer of the Company, and may indemnify any other employee or agent, for expenses and any liability paid or incurred by him or her in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the PBCL which authorizes indemnification only of expenses incurred in defending a derivative action.

Unlike the provisions of PBCL Sections 1741 and 1742, Article 23 does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law.

Article 23 of the Company's Bylaws also authorizes the Company to further secure or insure its indemnification obligations by creating a trust fund or escrow, establishing any form of self-insurance, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.


ITEM 16.  EXHIBITS

The following exhibits are filed as part of this Registration Statement:


EXHIBIT
NUMBER              DESCRIPTION
------              -----------

5          --       Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1       --       Consent of Morgan, Lewis & Bockius LLP (included in its
                    opinion filed as Exhibit 5 hereto)

23.2       --       Consent of KPMG Peat Marwick LLP

24         --       Powers of Attorney (included as part of the signature page hereof)

ITEM 17.  UNDERTAKINGS


          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norristown, Commonwealth of Pennsylvania, on February 27, 1998.

                              INTEGRATED CIRCUIT SYSTEMS, INC.

                              By:/s/  STAVRO PRODROMOU
                                 -------------------------------------------
                              Stavro Prodromou
                              President, Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS STAVRO PRODROMOU AND HOCK E. TAN, OR EITHER OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT AND A RELATED REGISTRATION STATEMENT THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AND IN EACH CASE TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR THEIR SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                                                  DATE
---------                              -----                                                  ----
/s/  STAVRO PRODROMOU                  President, Chief Executive Officer                     February 27, 1998
--------------------------
Stavro Prodromou                       and Director
                                       (Principal Executive Officer)

/s/  HOCK E. TAN                       Senior Vice President, Chief Financial                 February 27, 1998
--------------------------
Hock E. Tan                            Officer and Secretary
                                       (Principal Financial and Accounting Officer)

/s/  HENRY I.  BOREEN                  Chairman of the Board of Directors                     February 27, 1998
--------------------------
Henry I. Boreen

/s/  EDWARD M. ESBER JR.               Director                                               February 27, 1998
--------------------------
Edward M. Esber Jr.

/s/  RUDOLF GASSNER                    Director                                               February 27, 1998
--------------------------
Rudolf Gassner

/s/  JOHN L. PICKITT                   Director                                               February 27, 1998
--------------------------
John L. Pickitt

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION
------                    -----------

5            --           Opinion of Morgan, Lewis & Bockius LLP regarding
                          legality of securities being registered

23.1         --           Consent of Morgan, Lewis & Bockius LLP (included in
                          its opinion filed as Exhibit 5 hereto)

23.2         --           Consent of KPMG Peat Marwick LLP

24           --           Powers of Attorney (included as part of the signature
                          page hereof)